Exhibit 99.1



For Immediate Release                                        FORGENT
                                                                NETWORKS

Press contact:  Caroline Langley               Investor contact:  Michael Noonan
512.437.2731                                   512.437.2476
caroline_langley@forgent.com                   michael_noonan@forgent.com


           Forgent Announces Results for the Fiscal 2004 First Quarter

AUSTIN, Texas, Dec. 3, 2003--Forgent(TM)Networks (Nasdaq: FORG), a leading provider of enterprise meeting automation software, today announced the results of the fiscal 2004 first quarter ending October 31, 2003. Highlights for the quarter include:

o Forgent acquiring Network Simplicity Software Inc. ("Network Simplicity"), a privately held provider of web-based scheduling solutions for the small-medium business market segment
o    Realizing intellectual property revenue for the seventh consecutive quarter
o Reducing operating expenses by approximately 8% compared to the fourth fiscal quarter of 2003
o Growing cash reserves by approximately 6% since the prior fiscal quarter to approximately $26 million, and maintained a healthy working capital position

"We believe we turned in a solid performance in the software business in the first quarter as we were able to meet revenue targets, reduce expenses, and make a solid acquisition for the future," said Richard Snyder, chairman and CEO of Forgent. "While it is challenging to forecast intellectual property revenues given the inherent unpredictability of the timing and amounts of the program we continue to be confident in its ability to provide positive contributions to our overall financial performance."

Fiscal First Quarter Results
Revenues were $3.9 million for the fiscal first quarter compared to $24.3 million for the 2003 fiscal fourth quarter, primarily due to lower intellectual property revenues. Gross margins were $1.6 million for the fiscal first quarter compared to $11.7 million for the 2003 fiscal fourth quarter. Overall expenses declined to approximately $4.1 million. Net loss from continuing operations was $2.5 million or $0.10 per share for the first fiscal quarter of 2004 compared to net income of $7.1 million or $0.28 per share for the fourth fiscal quarter of 2003. Cash, cash equivalents and short-term investments increased by 6% at the end of the first quarter compared to the fourth fiscal quarter of 2003 to approximately $26 million.

Software
Software revenues improved slightly to approximately $1.0 million for the first quarter of fiscal 2004 compared to $0.985 million for the fourth quarter of fiscal 2003. The company recently launched Forgent ALLIANCE(TM), the first enterprise meeting automation software that extends familiar, easy-to-use applications, Microsoft Outlook and Lotus Notes, with the ability to schedule and manage all aspects of a meeting, including scheduling attendees and facilities, requesting special services and launching rich media such as audio, video, and web conferencing. Initial feedback and results from new and repeat enterprise level customers are positive, even though Forgent ALLIANCE(TM) has only been available for approximately four months.

During the first quarter of fiscal 2004 Forgent finalized the acquisition of certain assets of Network Simplicity, a privately held provider of web-based scheduling solutions for the small-medium business market segment. Network Simplicity markets two products--its flagship Meeting Room Manager(TM) and Visual Asset Manager. By adding these offerings to Forgent's Meeting Automation solutions, Forgent is the only vendor that can offer a full spectrum of scheduling capabilities up and down market with products for the small-medium business up to the largest of global enterprises.

Intellectual Property
The intellectual property program revenues were approximately $2.9 million for the fiscal first quarter of 2004 compared to $23.3 million for the fourth quarter of fiscal 2003, primarily due to the unpredictability of the timing and amounts of license revenues. Since the intellectual property program was initiated Forgent has garnered over $82 million in license revenue. The `672 patent program has a wide field of use including licensing opportunities with any digital still image device used to compress, store, manipulate, print or transmit digital still images. Forgent has noticed companies in such diverse geographies as Asia, Europe and North America. The company believes that through these efforts it will have additional licensing revenue in subsequent quarters, although predicting the timing and amounts is difficult.

Outlook
Forgent believes that software revenue for the second fiscal quarter of 2004 will grow by 10% to 20% over the first fiscal quarter of 2004 and will range between $6 and 7 million for the full 2004 fiscal year. Forgent expects to generate IP license revenue for the second fiscal quarter of 2004 marking the eighth consecutive quarter of results and anticipates additional IP licensing revenues throughout fiscal 2004 and fiscal 2005, although predicting the timing and amounts is difficult. Additionally, the company expects to be profitable for the full 2004 fiscal year.

Conference Call and Webcast
Forgent has scheduled a conference call with the investment community for Wed. Dec. 3, 2003, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook.

To participate, dial 800-884-5695 ten minutes before the conference call begins, ask for the Forgent event, and use a pass code of 71463745. International callers should dial 617-786-2960 and use a pass code of 71463745. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Forgent's web site at www.forgent.com. To listen to the live call, please visit the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our web site at www.forgent.com.

About Forgent
Forgent(TM) Networks is a proven provider of meeting automation software and services that enable organizations to optimize their meeting environment. Forgent's enterprise software suite, Forgent ALLIANCE(TM), helps organizations increase productivity and reduce costs by streamlining the planning and execution of meetings. For additional information visit www.forgent.com.

In October 2003, Forgent acquired Network Simplicity, a provider of scheduling and asset management solutions for the small and medium business market. For additional information on Network Simplicity products, visit www.netsimplicity.com.

Safe Harbor
This release may include projections and other forward-looking statements that involve a number of risks and uncertainties and as such, actual results in future periods may differ materially from those currently expected or desired. Some of the factors that could cause actual results to differ materially include changes in the general economy and the technology industry, rapid changes in technology, sales cycle and product implementations, risks associated with transitioning to a new business model and the subsequent limited operating history, the possibility of new entrants into the collaboration management market, the possibility that the market for the sale of certain software and services may not develop as expected; that development of these software and services may not proceed as planned, risks associated with the company's license program, including risks of litigation involving intellectual property, patents and trademarks, acquisition integration, and the ability to consummate certain divestiture transactions. Additional discussion of these and other risk factors affecting the company's business and prospects is contained in the company's periodic filings with the SEC.

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




                             FORGENT NETWORKS, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (Amounts in thousands, except per share data)

                                                                             OCTOBER 31,            JULY 31,
                                                                                 2003                 2003
                                                                          -------------------    ----------------
                                                                              (UNAUDITED)

ASSETS
Current Assets:
     Cash and equivalents, including restricted cash of $650 and $730
           at October 31, 2003 and July 31, 2003, respectively            $      19,439          $    21,201
     Short-term investments                                                       7,032                3,845
     Accounts receivable, net of allowance for doubtful accounts of $11
        and $0 at October 31, 2003 and July 31, 2003                              1,245                9,457
     Notes receivable, net of reserve of $710 and $639 at October 31,
        2003 and July 31, 2003                                                       75                   74
     Prepaid expenses and other current assets                                      640                  415
                                                                          -------------------    ----------------
        Total Current Assets                                                     28,431               34,992

Property and equipment, net                                                       4,481                2,158
Intangible assets, net                                                            5,451                5,042
Capitalized software, net                                                         4,779                4,827
Other assets                                                                        433                  230
                                                                          -------------------    ----------------
                                                                          $      43,575          $    47,249
                                                                          ===================    ================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                                     $       2,245          $     3,178
     Accrued compensation and benefits                                              635                  683
     Other accrued liabilities                                                    1,732                1,661
     Notes payable, current position                                                352                  323
     Deferred revenue                                                               434                  281
                                                                          -------------------    ----------------
        Total Current Liabilities                                                 5,398                6,126

Long-Term Liabilities:
         Deferred revenue                                                            82                   59
     Other long-term obligations                                                  1,523                1,810
                                                                          -------------------    ----------------
        Total Long-Term Liabilities                                               1,605                1,869

Stockholders' equity:
     Preferred stock, $.01 par value; 10,000 Authorized;
         none issued or outstanding                                                  --                   --
     Common stock, $.01 par value; 40,000 authorized; 24,617 and
       26,172 shares issued; 22,896 and 24,588 shares outstanding at
       October 31, 2003 and July 31, 2003, respectively                             263                  261
     Treasury stock, 1,721 and 1,584 issued at October 31, 2003 and
       July 31, 2003, respectively                                              (4,685)              (4,231)
     Additional paid-in capital                                                 264,151              263,875
     Accumulated deficit                                                      (222,514)            (219,991)
     Unearned compensation                                                         (13)                 (28)
     Accumulated other comprehensive income                                       (630)                (632)
                                                                          -------------------    ----------------
       Total Stockholders' Equity                                         $      36,572          $    39,254
                                                                          -------------------    ----------------
                                                                          $      43,575          $    47,249
                                                                          ===================    ================



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




                             FORGENT NETWORKS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except per share data)

                                                                                      FOR THE THREE MONTHS
                                                                                        ENDED OCTOBER 31,
                                                                                     2003              2002
                                                                                 -------------    ---------------
                                                                                           (UNAUDITED)

REVENUES:
    Software & professional services                                             $      999        $    1,214
    Intellectual property licensing                                                   2,850             6,213
    Other                                                                                22               382
                                                                                 --------------    --------------
      Total Revenues                                                                  3,871             7,809

COST OF SALES:
    Software & professional services                                                    851               733
    Intellectual property licensing                                                   1,425             3,106
    Other                                                                                24               384
                                                                                 --------------    --------------
      Total Cost of Sales                                                             2,300             4,223

GROSS MARGIN                                                                          1,571             3,586

OPERATING EXPENSES:
    Selling, general and administrative                                               3,033             3,043
    Research and development                                                          1,084             1,172
    Amortization of intangible assets                                                     4                --
    Impairment of assets                                                                 --             (499)
                                                                                 --------------    --------------
      Total Operating Expenses                                                        4,121             3,716

LOSS FROM OPERATIONS                                                                (2,550)              (130)

OTHER INCOME AND EXPENSES:
    Interest Income                                                                      62                57
    Other                                                                              (45)                --
                                                                                 --------------    --------------
      Total Other Income and Expenses                                                    17                57

LOSS FROM CONTINUING OPERATIONS,
   BEFORE INCOME TAXES                                                              (2,533)              (73)
    Provision for income taxes                                                           --                 1
LOSS FROM CONTINUING OPERATIONS                                                     (2,533)              (72)
    Income from discontinued operations, net of income taxes                             10               997
                                                                                 --------------    --------------
NET (LOSS) INCOME                                                                $  (2,523)        $      925
                                                                                 ==============    ==============

    (Loss) income per share from continuing operations - basic and diluted       $   (0.10)        $      0.00
                                                                                 ==============    ==============
    (Loss) income per share from discontinued operations - basic and diluted     $     0.00        $      0.04
                                                                                 ==============    ==============
    Net (loss) income per share - basic and diluted                              $   (0.10)        $      0.04
                                                                                 ==============    ==============
WEIGHTED AVERAGE SHARE OUTSTANDING:                                                  24,600            24,771
   Basic
                                                                                 ==============    ==============
     Diluted                                                                         24,600            25,286
                                                                                 ==============    ==============





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